                                                                 EXHIBIT 10.E.1

                   EXECUTIVE DEFERRED COMPENSATION AGREEMENT
                   -----------------------------------------

  THIS AGREEMENT is made and entered into at Chicago, Illinois, as of December 1, 1985 ("Effective Date") by and between HARTMARX CORPORATION (the
                                                                    ---------
"Company"), and        (the "Executive").
                ------

  WHEREAS, the Company desires to provide Executive with a tax-favored investment opportunity by providing a means whereby Executive's compensation may be deferred into the future; and

  WHEREAS, Executive desires to participate in such investment opportunity.

  NOW, THEREFORE, the Company and the Executive hereby agree as follows.

  1. DEFINITIONS
     -----------

  1.1 "Agreement" means this Agreement execute~ between Executive and the Company, whereby Executive agrees to defer a portion of his compensation pursuant hereto, and the Company agrees to make benefit payments in accordance with the provisions hereof.

  1.2 "Normal Benefit Date" means the date of Executive's termination of service on or after his Normal Retirement Date or

Early Retirement Date (as those terms are defined in the Hartmarx Corporation Retirement Income Plan).

  1.3 "Deferral Year" means any calendar year, 1986 through 1989, except that for 1985, the term Deferral Year means December 1, 1985 through December 31, 1985.

  1.4 "Compensation" means the compensation paid to Executive as an employee of the Company or any subsidiary thereof during a Deferral Year and considered to be "wages" for purposes of federal income tax withholding in such Deferral Year, before reduction for compensation deferred pursuant to this Agreement.

  1.5 "Termination of Service" means the permanent cessation of Executive'~s service with the Company and all subsidiaries thereof for any reason whatsoever, whether voluntarily or involuntarily, including by reason of death or Disability.

  1.6 "Disability" means such condition as would entitle Executive to benefits under the provisions of the Hartmarx Corporation Long Term Disability Plan (regardless of whether Executive actually participates in said Plan).

  1.7 "Beneficiary" means the person(s) or trust so designated by Executive pursuant to Section 3.10 hereof.
            ------------

  1.8 "Board of Directors" means the Board of Directors of the Company and "Committee" means the Management Operations Committee of the Board of Directors.

  1.9 "Deferred Benefit Account" means the account maintained on the books of the Company (or any subsidiary thereof) for Executive pursuant hereto. Executive's Deferred Benefit Account shall not constitute or be treated as a trust fund of any kind, but shall be utilized solely as a device for the measurement and determination of the amount to be paid to Executive pursuant to this Agreement, and shall be subject to Section 6.2 hereof.
                                        -----------

  1.10 "Determination Date" means the last day of any calendar month in which the amount of Executive's Deferred Benefit Account is determined pursuant to
Section 2.4 hereof.
- -----------

  1.11 "Moody's Rate" means the seasoned Moody's Corporate Bond Index (expressed as an annual percentage) published by Moody's Investors' Service, Inc. or, if the Moody's Corporate Bond Index is no longer available, such substantially similar index as shall be selected and used by the Committee.

  1.12 "Interest Yield" means either the Termination Interest Yield, or the Retirement Interest Yield, each as determined from time to time by the Company, provided, however, that:

  (a)The "Termination Interest Yields" shall not be less than the Moody's Rate; and

  (b)The "Retirement Interest Yield" shall not be less than one hundred and ten percent (110%) of the Moody's Rate;

  1.13 "Total Expected Deferral" as of any date means the sum of (i) the total amount of Compensation actually deferred by Executive pursuant to this Agreement as of such date (determined without regard to any withdrawals pursuant to Section 3.1); plus (ii) the total amount of Compensation expected
            -----------
to be deferred by Executive pursuant to this Agreement after such date, based on Executive's elected deferral percentage as set forth in Section 2.1 (without
                                                           -----------
regard to any reductions thereof) and Executive's actual Compensation as at such date.

  1.14 "Change in Control" means the sale of the Company or substantially all of the Company's assets, in any form whatsoever, including by merger, consolidation, or other reorganization, or any other sale, transfer, change or circumstance which the Committee, in its sole discretion, determines to be a Change in Control of the Company or any subsidiary thereof, including, without limitation, (i) any such sale, transfer or change resulting in any person, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company becoming the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (ii) if, for any reason, individuals who at the beginning of any two consecutive year period, together with new director(s) whose election to the Board was approved by a vote of at least two-thirds (2/3) of said individuals, fail to constitute a majority of the Board of Directors of the Company.

  2. DEFERRAL ELECTION.
     -----------------

  2.1 Deferral Amounts. Executive hereby irrevocably elects to defer receipt of
      ----------------
  % of the Compensation remaining due him as salary between December 1, 1985 and December 31, 1985 and, subject to Section 3.1 hereof, to defer receipt of
                                      -----------
the following percentage(s) of his Compensation for Deferral Years 1986 through and including 1989:

                 DEFERRAL                                            DEFERRAL
                   YEAR                                             PERCENTAGE
                 --------                                           ----------
                   1986                                                   %
                                                                    -----
                   1987                                                   %
                                                                    -----
                   1988                                                   %
                                                                    -----
                   1989                                                   %
                                                                    -----

  Notwithstanding anything herein to the contrary, in no event shall the actual amount deferred in respect of any Deferral Year exceed one hundred percent (100%) of Executive's Compensation (determined without regard to bonus amounts) paid in such Deferral Year. Every request to reduce the deferral percentages set forth in this Section 2.1 must be submitted by Executive to the Committee in writing not less than ninety (90) days prior to the beginning of the Deferral Year for which such reduction is requested and must detail the reasons therefor. A reduction of the deferral amount, if granted by the Committee, shall be effective on a prospective basis only.

  2.2 Source of Deferrals. Executive agrees that the source of the deferrals
      -------------------
under Section 2.1 for Deferral Years 1986-1989 shall be as follows:

    (i) 100% from bonus amounts, if any, paid in such Deferral Years, provided, that if at the time any such bonus amount is otherwise payable, the portion of Executive's Compensation which is then otherwise payable to him (or her), determined without regard to such bonus amounts less than the product obtained by multiplying Executive's then expected compensation for such Deferral Year by the applicable Deferral Percentage specified in Section 2.1 above, Executive shall be deemed to have consented to (a) the accelerated referral of salary coming due him (or her) for such Deferral Year to the extent of such deficiency; and (b) the immediate repayment of such accelerated salary out of such bonus amount; and provided further, that if actual bonus is less than the amount to be deferred, the balance of that year's deferral shall derive from salary payable during the remainder of the same Deferral Year until the full amount has been deferred.

    (ii)Substantially equal monthly installments from salary only payable
    in months     to    ; or
              ---    ---

    (iii) One-half through substantially equal monthly installments from
    salary payable in months     to    , and one-half from bonus, provided,
                             ---    ---
    that in the event that actual bonus is less than that portion of deferral to derive from bonus for a Deferral Year, the balance of such deferral shall derive from salary in substantially equal monthly installments during the same Deferral Year.

    (iv)

  With the consent of the Committee, Executive shall have the opportunity to change the source of such deferrals, prospectively, prior to the beginning of each Deferral Year. If a Disability occurs during a Deferral Year, further deferral of Executive's Compensation during the period of Disability shall be waived by the Company.

  2.3 Timing of Deferral Credits. The amount of Compensation deferred by
      --------------------------
Executive pursuant to this Agreement shall cause an equivalent reduction in his Compensation and shall be credited to Executive'~s Deferred Benefit Account during each Deferral Year, as and when deferred.

  2.4 Determination of Account. Executive's Deferred Benefit Account as of each
      ------------------------
Determination Date shall consist of the balance of the Executive's Deferred Benefit Account as of the immediately preceding Determination Date, plus the amount of Executive's Compensation deferred pursuant to Section 2.1 since such
                                                        -----------
immediately preceding Determination Date. Executive's Deferred Benefit Account shall be reduced by the amount of all withdrawals and distributions, if any, made from such Deferred Benefit Account since the preceding Determination Date. As of each Determination Date, interest on the average daily balance of Executive's Deferred Benefit Account since the last preceding Determination Date after adjustment for any additions (including previously credited interest thereon), distributions or withdrawals thereto or therefrom during such period shall be calculated by the Company using the appropriate Interest Yield and credited to Executive's Deferred Benefit Account.

  3. RETURN OF DEFERRALS; BENEFITS
     -----------------------------

  3.1 Return of Deferrals. The Company hereby a agrees to pay to Executive (or
      -------------------
his Beneficiary) the amount of his Compensation deferred pursuant to Section
2.1 hereof, as follows:

                                                                                 PORTION OF
                                                        PORTION                  DEFERRAL TO
                                RETURN                     OF                    BE DEFERRED
                                  OF                    DEFERRAL                    UNTIL
            DEFERRAL           DEFERRAL                  TO BE                   TERMINATION
              YEAR               YEAR                   RETURNED                 OF SERVICE
            --------           --------                 --------                 -----------
            1985                 1992                         %                         %
            1986                 1993                         %                         %
            1987                 1994                         %                         %
            1988                 1995                         %                         %
            1989                 1996                         %                         %

  The date of each payment to be made prior to Executive's Termination of Service shall be the first day of any one month during the appropriate "Return of Deferral Year" shown above as shall be specified by Executive in a written notice to the Committee given at least sixty (60) days before such payment date, or, in the absence of such written notice, on December 31 of such Return of Deferral Year. Notwithstanding the foregoing, after giving not less than ninety (90) days prior written notice to the Committee, Executive shall have the option to withdraw, in a lump sum, all or any portion of his Deferred Benefit Account (including interest calculated under Section 2.4 hereof using
                                                     -----------
the Termination Interest Yield) on the first day of any Deferral Year after 1985, provided however, that the deferral percentage set forth in Section 2.1
                                                                  -----------
for the Deferral Year in which such withdrawal occurs shall be automatically reduced to zero and, provided further, that Executive shall not be entitled to withdraw any portion of his Deferred Benefit Account in any subsequent Deferral Year except in cases of actual or threatened hardship which the Committee, in its sole discretion, deems worthy of exceptional consideration. Prior to January 1 of each Return of Deferral Year and with the consent of the Committee, Executive may elect to defer all or any portion of the payment otherwise to be paid to Executive during such year for an additional seven (7) year(s), and thereafter if permitted by the Company, but not beyond Executive's Retirement or other Termination of Service. Payments of deferred Compensation paid pursuant to this Section 3.1 shall be deducted from Executive's Deferred Benefit Account.

  3.2 Retirement Benefit. Upon Executive's Normal Benefit Date, the Company
      ------------------
agrees to pay Executive the amount of his Deferred Benefit Account, calculated under Section 2.4 hereof using the Retirement Interest Yield. The form of
      -----------
benefit payment shall be as provided as elected in Section 3.6 of this
                                                   -----------
Agreement. Executive shall thereupon immediately cease to be eligible for any other benefit provided under Sections 3.3 or 3.4 of this Agreement.
                             ------------    ---

  3.3 Termination Benefit. Upon Executive's Termination of Service prior to
      -------------------
his Normal Benefit Date for reasons other than his death or Disability, the Company agrees to pay Executive the amount of his Deferred Benefit Account, calculated under Section 2.4 hereof using the Termination Interest Yield. The
                 -----------
form of benefit payment shall be as provided in Sections 3.6 of this
                                                ------------
Agreement, except that the Committee, in its sole discretion, may elect that the Company pay such benefit in a lump sum within sixty (60) days following Executive's Termination of Service. Upon such Termination of Service, Executive shall immediately cease to be eligible for any other benefits under Sections 3.2 or 3.4 of this Agreement.
- ------------    ---

  3.4 Death. Upon the death of Executive prior to Termination of Service, the
      -----
Company agrees to pay Executive's Beneficiary a death benefit equal to the greater of: (~i) the remaining balance, if any, of Executive's Deferred Benefit Account as of the date of death, calculated under Section 2.4
                                                          -----------
using the Retirement Interest Yield, or (ii) the product obtained by multiplying Executive's Total Expected Deferral at date of death by a factor based upon Executive's age on the date of this Agreement, as follows:

            AGE AT DATE
              OF THIS
             AGREEMENT                                              MULTIPLIER
            -----------                                             ----------
            50 and under                                               5.0
            51                                                         4.8
            52                                                         4.6
            53                                                         4.4
            54                                                         4.2

            55                                                         4.0
            56                                                         3.8
            57                                                         3.6
            58                                                         3.4
            59                                                         3.2

            60                                                         3.0
            61                                                         2.8
            62                                                         2.6
            63                                                         2.4
            64 and above                                               2.0

Payment of said death benefit, together with interest on any unpaid portion thereof using the Termination Interest Yield, shall be as provided in Section
                                                                      -------
3.6 and 3.8, except that the Committee, in its sole discretion, may elect that
- ---     ---
the Company pay such benefit in a lump sum. This benefit shall be in lieu of all other benefits under this Agreement. Executive represents and warrants to

the Company that he was born on              and his current compensation is
                                ------------
$           .
 -----------

  3.5 Failure to Continue Deferrals. In the event that the percentage of
      -----------------------------
Compensation that Executive has elected to defer during a Deferral Year is reduced for any reason other than death, Disability, or withdrawal pursuant to
Section 3.1 hereof, such reduction shall be deemed effective at the end of such
- -----------
Deferral Year and Executive shall no longer be eligible for any benefit described in Sections 3.4 unless such reduction is approved by the Committee or
             ------------
is due to a material reduction in Executive's Compensation.

  3.6 Form of Benefit Payment. Subject to Sections 3.8 and 3.9, Executive
      -----------------------             ------------     ---
hereby elects the following form of benefit payment hereunder:

    (i) Substantially equal            installment payments of principal,
                            ----------
    commencing on the Determination Date coincident with or next following Executive's Normal Benefit Date or other Termination of Service, together with interest thereon (based on the applicable Interest Yield at the commencement of such payments, the actual rate of interest changing as the rate of
    such Interest Yield changes) and continuing for         years.
                                                    -------

    (ii) A lump sum payment on the      day following Executive's Normal
                                   ----
     Benefit Date or Termination of Service.

Such election shall be subject to change at the option of Executive each January 1, but not less than one (1) year prior to commencement of such benefit payments.

  3.7 Withholding; Employment Taxes. To the extent required by the law in
      -----------------------------
effect at the time payments are made, the Company shall withhold any taxes required to be withheld by the federal or any state or local government from payments made hereunder.

  3.8 Commencement of Payments. Unless otherwise provided, payments under this
      ------------------------
Agreement shall commence within sixty (60) days following receipt of notice by the Committee of an event which entitles Executive (or his Beneficiary) to payments hereunder, or at such earlier date as may be determined by the Committee. All payments shall be made as of the last day of the month.

  3.9 Full Payments of Benefits. Notwithstanding any other provision of this
      -------------------------
Agreement, all benefits shall be paid no later than by the Executive's eightieth (80th) birthday.

  3.10 Recipients of Payments; Designation of Beneficiary. All payments to be
       --------------------------------------------------
made by the Company hereunder shall be made to Executive during his lifetime, provided that if Executive dies prior to the completion of such payments, then all subsequent payments under this Agreement shall be made by the Company to the Beneficiary or Beneficiaries determined in accordance with this Section
                                                                    -------
3.10. Unless the Executive files a written notice of a different Beneficiary
- ----
designation with the Committee, Executive's Beneficiary shall be the Beneficiary designated ~n the Hartmarx Corporation Savings-Investment Plan. Executive may designate a Beneficiary by filing a written notice of such designation with the Committee in such form as the Committee requires and may include contingent Beneficiaries. Executive may from time to time change the designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing ~ new designation in writing with the Committee; provided, that if Executive maintains his primary residence in a state which has community property laws, the spouse of Executive must join in any designation of a Beneficiary or Beneficiaries other than said spouse. If no designation shall be in effect at the time when any benefits payable hereunder shall become due, the Beneficiary shall be the spouse of

Executive at such time, or if no spouse is then living, the representatives of the Executive's estate.

  4. COMMITTEE FUNCTIONS
     -------------------

  4.1 Information to be Furnished to Committee. The Company shall furnish the
      ----------------------------------------
Committee with such data and information as the Committee may require. The records of the Company shall be determinative of Executive's period of Employment, termination of employment and the reason therefor, leave of absence, reemployment, years of service, personal data, Compensation and bonus, if any. Executive and his Beneficiaries shall furnish to the Committee such evidence, data, or information, and execute such documents as the Committee may reasonably request.

  4.2 Responsibility. No member of the Committee or of the Board of Directors
      --------------
shall be liable to any person for any action taken or omitted in connection with this Agreement unless attributable to his own fraud or willful misconduct: nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company.

  5. AMENDMENT; TERMINATION
     ----------------------

  5.1 Amendment. This Agreement may be amended in whole or in part by the
      ---------
Company at any time. Notice of any such amendment shall be given in writing to the Committee and to Executive (or to each designated Beneficiary of Executive, if Executive has died). No amendment shall decrease the value of Executive's Deferred Benefit Account or the Interest Yield applicable thereto.

  5.2 Company's Right to Terminate. The Company reserves the sole right to
      ----------------------------
terminate this Agreement at any time prior to Executive's death and the commencement of payment of benefits hereunder. In the event of any such termination, Executive shall be entitled to a benefit equal to the amount of his Deferred Benefit Account calculated under Section 2.4 using the Retirement Interest Yield as of the date of such termination.

  5.3 Termination. This Agreement shall terminate if at any date:
      -----------
  (i) the consolidated current assets of the Company and its subsidiaries (taken as a whole) is less than 205% of the sum of (a) the consolidated current liabilities of the Company and its subsidiaries, plus (b) the current liabilities of others which are guaranteed by the Company or any such subsidiary, at such date; or

  (ii) the consolidated debt of the Company and its subsidiaries (taken as a whole) including, without limitation, indebtedness for borrowed money, obligations to pay the deferred purchase price of property or services other than trade payables arising in the ordinary course of business, obligations as lessee under capital lease, obligations secured by a lien on any asset of the Company or any such subsidiary, and obligations of others guaranteed by the Company or any such subsidiary, exceeds 95%~ of the consolidated shareholders equity of the Company and its subsidiaries, excluding the value of intangible assets such as, without limitation, unamortized debt, discount and expense, unamortized deferred charges, good will, patents, trademarks, service marks, tradenames, copyrights, organizational or developmental expenses and other similar intangible items; or

  (iii) the Company enters into any material borrowing arrangement requiring the Company's maintenance of financial conditions which are similar to those described in (i) and (ii) of this Section 5.3, if it is possible for the Company to fail to maintain such financial conditions before this Agreement so terminates, unless prior to entering into such borrowing arrangement, the Company amends this Section 5.3 accordingly.

  All accounting terms used herein shall be interpreted and all accounting determination hereunder shall be made in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes approved by the Company's independent public accountants) with the last audited consolidated financial statements of the Company prior to the Effective Date.

  As soon as available, and in any event within sixty (60) days after the end of each of the first three quarters, and within ninety (90) days after the end of the fourth quarter, of each fiscal year of the Company, the Company will furnish to Executive (or Executive's beneficiary) a written statement showing the balance of Executive's Deferred Benefit Account and containing a certificate of the Chief Financial Officer or Controller of the Company stating as to whether any of the foregoing events in (i), (ii) or (iii) of this Section
5.3 has occurred since the immediately preceding quarter.

  In the event of the termination of this Agreement pursuant to this Section 5.3, Executive shall be entitled to a benefit equal to the amount of his Deferred Benefit Account calculated under Section 2.4 using the Retirement Interest Yield as of the date of such termination. Such benefit shall be due and payable within five (5) days following such termination.

  5.4 Change in Control. Notwithstanding any other provision of this Agreement,
      -----------------
if there is a Change in Control, this Agreement shall be terminated in its entirety and the Company shall pay to Executive (or his Beneficiary) a lump sum payment of his Deferred Benefit Account determined under Section 2.4 hereof
                                                         -----------
using the Retirement Interest Yield on or before the fifth (5th) day following such Change in Control.

  6. MISCELLANEOUS
     -------------

  6.1  No Implied Rights; Rights on Termination of Service. Nothing herein
       ---------------------------------------------------
shall be construed as giving Executive or any Beneficiary any legal or equitable rights other than as expressly herein set forth.

  6.2 No Right to Company Assets. Neither Executive nor any other person shall
      --------------------------
acquire by reason of this Agreement any right in or title to any specific funds, assets, or other property of the Company. No trust of any kind shall be created in connection with or by the execution of this Agreement, and any benefits which become payable hereunder shall be paid from the general assets of the Company. Executive shall have only a contractual right to the amounts, if any, payable hereunder, unsecured by any asset of the Company. Nothing contained herein constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefit to any person.

  6.3 No Employment Rights. Nothing herein shall constitute a contract of
      --------------------
employment or of continuing service or in any manner obligate the Company to continue the services of Executive, or obligate Executive to continue in the service of the Company, or as a limitation of the right of the Company to discharge Executive, with or without cause. Nothing herein shall be construed as fixing or regulating the compensation payable to Executive.

  6.4 Offset. If, at the time payments or installments of payments are to be
      ------
made hereunder and Executive or the Beneficiary, or both, are indebted or obligated to the Company, then the payments remaining to be made to Executive or the Beneficiary, or both, may, at the discretion of the Company and to the extent permitted by law, be reduced by the amount of such indebtedness or obligation, provided, however, that an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation.

  6.5 Protective Provisions. In the event of Executive's suicide within two
      ---------------------
(2) years following the date of this Agreement, or if Executive fails to make any material disclosure of information reasonably requested in connection with this Agreement, then, upon payment to Executive (or his Beneficiary) of the Compensation deferred hereunder, no benefits will be payable hereunder, or, in the Committee's sole discretion, benefits may be payable in a reduced amount.

  6.6 Non-Assignability. Neither Executive nor any other person shall have any
      -----------------
voluntary or involuntary right to commute, ~sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by Executive or any other person, or be transferable by operation of law in the event of Executive's or any other person's bankruptcy or insolvency.

  6.7 Gender and Number. Wherever appropriate herein, the masculine may mean
      -----------------
the feminine and the singular may mean the plural or vice versa.

  6.8 Notice. Any notice required or permitted to be given hereunder shall be
      ------
sufficient if in writing and hand delivered, or sent by registered or certified mail, and if given to the Company, delivered to the principal office of the Company, directed to the attention of its General Counsel. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as~ of the date shown on the postmark or the receipt for registration or certification.

  6.9 Governing Laws. This Agreement shall be construed and administered
      --------------
according to the internal laws of the State of Illinois.

  6.10. Tax Advice. Executive acknowledges that he must rely on his own tax
        ----------
advisor with respect to the tax consequences of this Agreement.

  6.11. Limitation of Benefit. Executive agrees that if his service with the
        ---------------------
Company is terminated prior to Normal Benefit Date other than by death or Disability, hi~s benefit shall be limited to the Termination Benefit as set forth in Section 3.3 of this Agreement. This Agreement shall inure to the benefit of, and be binding upon, the Company, its successors and assigns, and Executive and Executive's Beneficiaries.

  6.12 Entire Agreement. This Agreement represents the entire agreement between
       ----------------
the parties with respect to the subject matter hereof and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, heretofore made by or for either party in connection with the negotiation of the terms hereof.

  IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first above written.

EXECUTIVE:                                HART MARX CORPORATION

_____________________________________     By: _________________________________
                                          Its _________________________________